     As filed with the Securities and Exchange Commission on March 3, 1999

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------


                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)

                     Ohio                                  52-2115953
          (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)               Identification No.)

                              1000 Warren Avenue
                              Niles, Ohio  44446
                                (330) 544-7700

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------
                               Timothy G. Rupert
               Executive Vice President & Chief Financial Officer
                         RTI International Metals, Inc.
                               1000 Warren Avenue
                               Niles, Ohio  44446
                                 (330) 544-7700

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
  Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]
  If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]
  If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE
 ==============================================================================

 Title of each class of securities to be    Amount to be    Proposed maximum offering     Proposed maximum         Amount of
              registered                     registered         price per share (1)       aggregate price (1)   registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value               155,540 (2)             $10.53125 (3)             $1,638,030.60            $482.89
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Plus such indeterminate number of additional securities as may be issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock.
(3) Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of the Common Stock on March 1, 1999 as quoted on the New York Stock Exchange Composite Tape.

                              ------------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                         RTI INTERNATIONAL METALS, INC.

                        155,540  SHARES OF COMMON STOCK

                               ($0.01 par value)

                               __________________


          RTI International Metals, Inc.'s common stock trades on the New York Stock Exchange under the ticker symbol "RTI". On March 2, 1999, the closing sale price of a share of RTI's stock was $10.50.

                               __________________


          The shareholders of RTI International Metals, Inc. ("RTI" or the "Company") who are listed in this Prospectus are offering and selling up to 155,540 shares of RTI's common stock under this Prospectus. These selling shareholders may also include anyone to whom the individuals listed in this Prospectus have pledged, donated or otherwise transferred their shares. The selling shareholders obtained their shares of RTI stock through RTI's purchase of all of the outstanding stock of New Century Metals, Inc. ("NCM"), which is a manufacturer and distributor of titanium, stainless steel and nickel.

                               __________________


          The selling shareholders may offer their RTI stock through public or private transactions, on or off United States exchanges, at prevailing market prices, or at privately negotiated prices.

                               __________________


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               __________________


                                 March 3, 1999

                          OTHER AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can read, inspect and copy any such reports, proxy statements and other information at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, which is the stock exchange on which the Company's Common Stock is listed. The Commission maintains an internet site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed at http://www.sec.gov.

          The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") with respect to the common stock, $0.01 par value (the "Common Stock"), to which this Prospectus relates. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to such copy filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Commission allows the Company to "incorporate by reference" the information it files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that the Company files later with the Commission will automatically update and supersede this information. The Company incorporates by reference the following documents filed by the Company, or filed by RMI Titanium Company (now a wholly-owned subsidiary of the Company) prior to October 1, 1998: (i) RMI Titanium Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) all other reports filed by RMI Titanium Company or the Company as successor to RMI Titanium Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A12B (File No. 1-14437) dated August 21, 1998, including any reports updating such description.

          The Company also incorporates by reference all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the 155,540 shares (the "Shares")made hereby from the date of filing of such documents.

          You may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to Dawne S. Hickton, Esq., Vice President and General Counsel, RTI International Metals, Inc., 1000 Warren Avenue, Niles, Ohio 44446-7701 (telephone number 330-544-7818). You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                                  THE COMPANY

          RTI was incorporated in 1998 under the laws of Ohio. In October, 1998, RTI shares were exchanged for shares of RMI Titanium Company, with the result that RTI became a holding company, and RMI Titanium Company became its principal subsidiary. At December 31, 1997, RMI Titanium Company, which is a wholly-owned subsidiary of RTI, had total assets of approximately $291 million and total shareholders' equity of approximately $221 million.

          RTI has since acquired New Century Metals, Inc. and formed RTI Energy Systems, Inc., which are also principal subsidiaries of RTI. RTI's subsidiaries produce and fabricate titanium, and distribute titanium and other corrosion resistant alloys to the aerospace, chemical processing, oil and power generation industries. RTI's subsidiaries also provide engineering and fabrication services for the oil and gas industry, including weld design and repair services, and materials engineering and testing services. RTI's principal executive offices are located at 1000 Warren Avenue, Niles, Ohio, and its telephone number at that address is (330) 544-7622.

                                THE ACQUISITION

          On October 1, 1998 RTI acquired all of the outstanding stock of New Century Metals, Inc. pursuant to a stock purchase agreement, dated the same date (the "Agreement"). The Agreement was entered into by RTI, NCM, and by Richard
R. Burkhart and Joseph H. Rice, the shareholders of NCM. RTI Common Stock was used, in part, to pay for the NCM stock that was acquired from Messrs. Burkhart and Rice.

          Under the Agreement, Messrs. Burkhart and Rice, the former shareholders of NCM, are entitled to certain registration rights with respect to the shares of RTI Common Stock issued in consideration of their NCM shares. Under the Agreement, each of them was also required to agree to abide by the transfer restrictions generally applicable to unregistered shares under state and federal securities laws.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

          The Common Stock is listed and traded on the New York Stock Exchange (the "NYSE") under the symbol RTI and has been listed on the NYSE since October 1, 1998, at the time the shareholders of the Company's now wholly-owned subsidiary RMI Titanium Company ("RMI") approved the proposal to reorganize into a holding company structure. Prior to that time, common stock of RMI was listed and traded on the NYSE under the symbol RTI. The following table sets forth for the periods indicated the high and the low sales prices of the Common Stock and the common stock of RMI, as reported on the NYSE Composite Tape, and the cash dividends declared per share for the periods indicated.


                                                                      Sales Price Per Share
                                                                                                     Dividends Per
                                                                      High              Low             Share
                                                                      ----              ---          -------------
1997
        First Quarter (RMI)................................          $28.00            $17.50             $0
        Second Quarter (RMI)...............................           28.00             20.00              0
        Third Quarter (RMI)................................           29.5625           20.5625            0
        Fourth Quarter (RMI)...............................           26.1875           16.50              0

1998
        First Quarter (RMI)................................          $24.6875          $20.00             $0
        Second Quarter (RMI)...............................           23.125            20.0625            0
        Third Quarter (RMI)................................           23.625            17.875             0
        Fourth Quarter (RTI)...............................           19.50             11.00              0
1999
        First Quarter (Through March 2, 1999) (RTI)                  $14.875           $10.50             $0


          See the cover page of this Prospectus or of the Prospectus Supplement, if any, accompanying this Prospectus for the last sales price of the Common Stock reported on the NYSE Composite Tape as of a recent date.

          Dividends on the Common Stock will be determined in light of the Company's results of operations, financial condition, regulatory constraints and other factors deemed relevant by the Company's Board of Directors. Payments of dividends on Common Stock are subject to preferential rights which might be provided for regarding any outstanding preferred stock of the Company. See "Description of Capital Stock" below.

                                USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares by the selling shareholders named herein or their respective pledgees, donees, transferees or other successors in interest (individually the "Selling Shareholder" or in the aggregate the "Selling Shareholders"). All proceeds from the sale of Common Stock offered hereby will be for the account of the Selling Shareholders, as described below.

                              SELLING SHAREHOLDERS

          The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock which are covered by this Prospectus. In particular, the information includes the name of each of the Selling Shareholders, the nature of any position, office or other material relationship that such Selling Shareholder has had within the past three years with the Company or an affiliate of the Company and the number of shares of Common Stock which each such Selling Shareholder owned as of the date of this Prospectus and which are covered by this Prospectus.

                                                 Number of Shares of Common
                                             Stock which may be sold pursuant
      Name of Selling Shareholder                    to the Prospectus
      ----------------------------                   -----------------
      Richard R. Burkhart (1)                             77,770

      Joseph H. Rice (2)                                  77,770

(1) This individual is a director and officer of NCM and is Group Vice-President of the Company.
(2)  This individual was a director of NCM.


                          DESCRIPTION OF CAPITAL STOCK

          The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which as of December 31, 1998 20,719,758 shares were issued and outstanding, and 5,000,000 shares of preferred stock, without par value (the "Preferred Stock"), of which as of the date of this Prospectus no shares are issued and outstanding.

          The following description of the Common Stock and the Preferred Stock is summarized from the relevant provisions of the amended and restated Articles of Incorporation of the Company (the "Articles"). For a complete statement of such provisions, reference is made to the Articles, which are filed as an Exhibit to the Registration Statement. Whenever particular provisions of any such documents or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference.

Common Stock

          The holders of the Common Stock are entitled to one vote per share of record on all matters to be voted upon by shareholders. At a meeting of shareholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company's Articles or Code of Regulations. A different vote is required in order to effect any amendment to the Company's Articles, any merger or consolidation, if under Ohio law such merger or consolidation would have to be submitted to the shareholders of the Company for action, any sale or disposition of all or substantially all of the assets of the Company or any dissolution of the Company. In those cases, the approval of holders of shares representing two-thirds of the voting power of the Company and, if a class vote is otherwise required by applicable law, approval of the holders of shares representing two-thirds of the voting power of any shares voting separately as a class, is required. Any such other action, unless otherwise expressly required by statute or by the Company's Articles, may be taken by vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Company or of such class or classes. Cumulative voting is not permitted with respect to the election of directors.

          The holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. Subject to the rights of holders of Preferred Stock, if any shares of Preferred Stock are then outstanding, in the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to participate equally, share for share, in all assets remaining after payment of liabilities.

          The holders of Common Stock are entitled to receive ratably such dividends as the Board of Directors may declare out of funds legally available therefor, when and if so declared, subject to the payment of preferential dividends with respect to any Preferred Stock that from time to time may be outstanding. The payment by the Company of dividends, if any, rests within the discretion of its Board of Directors and will depend upon the Company's results of operations, financial condition and capital expenditure plans, as well as other factors considered relevant by the Board of Directors.

Preferred Stock

          In addition to the authorized shares of Common Stock, the authorized capital stock of the Company includes 5,000,000 shares of Preferred Stock, without par value. Generally, any shares of Preferred Stock outstanding will have preference over and will be senior to the rights of the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation or dissolution of the Company.

                              PLAN OF DISTRIBUTION

          The Selling Shareholders may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or other securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve (i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale, (ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iv) an exchange distribution in accordance with the rules of any such exchange, and (v) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.
In the event a Selling Shareholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

          In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell Common Stock short and redeliver the Shares to close out such short positions. The Selling Shareholders also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction). The Selling Shareholders also may pledge the Shares registered hereunder to a broker-dealer or other financial institution, including affiliates of the Company, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Common Stock pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction).

          In addition, the Selling Shareholders may from time to time sell Shares in transactions under Rule 144 under the Securities Act.

          Pursuant to the Agreement, the Company agreed to use its reasonable best efforts to complete the following actions at its expense: (i) to prepare and file with the Commission a registration statement with respect to all shares of Common Stock which may be issuable to the shareholders of NCM under the Agreement; (ii) to cause such registration statement to become effective within 180 days of October 1, 1998 in order to register the shares of Common Stock issued to the holders of NCM common stock pursuant to the Agreement for resale by such holders; and (iii) to maintain the effectiveness of such registration statement for a period of two years after October 1, 1998. Pursuant to the Agreement, the Company agreed to bear all expenses incurred in connection with the registration and qualification of the shares registered. In addition, the Company and each shareholder of NCM is required under the Agreement, to agree to a customary form of indemnification in order to indemnify and hold each other harmless against any liability in connection with the registration statement prepared in connection with registering the shares of Common Stock issued in the acquisition.

          Until such time as the registration statement is filed with the Commission and declared effective, the resale of the shares of Common Stock received by the shareholders of NCM in the acquisition is not permitted, except in reliance upon an appropriate exemption under the Securities Act. As a condition to consummation of the Merger, each NCM shareholder receiving Shares agreed to abide by the transfer restrictions applicable to unregistered shares under state and federal securities laws.

                                 LEGAL MATTERS

          Certain legal matters in connection with the validity of the Shares offered hereby have been passed upon for the Company by Dawne S. Hickton, Vice President and General Counsel for the Company.

                                    EXPERTS

          The consolidated financial statements of RMI included in RMI's 1997 Annual Report on Form 10-K as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which are incorporated by reference in this Prospectus, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                       CERTAIN FORWARD-LOOKING STATEMENTS

          Certain statements incorporated by reference or made in this Prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding estimates of industry shipments, the future availability and prices of raw materials, the availability of capital on acceptable terms, the competitiveness of the titanium industry, the impact of year 2000, potential environmental liabilities, the Company's order backlog and the conversion of that backlog into revenue, the Company's strategies and other statements contained herein that are not historical facts. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in global economic and business conditions (including in the aerospace markets), the Company's ability to recover its raw material costs in the pricing of its products, the availability of capital on acceptable terms, actions of competitors, the extent to which the Company is able to develop new markets for its products, the time required for such development and the level of demand for such products, changes in the Company's business strategies, and other factors.

================================================================================
     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus or that the information contained herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS


                                                 Page
                                                 ----

Other Available Information......................   2
Incorporation of Certain Documents by Reference..   2
The Company......................................   3
The Acquisition..................................   3
Price Range of Common Stock and Dividends........   3
Use of Proceeds..................................   4
Selling Shareholders.............................   4
Description of Capital Stock.....................   5
Plan of Distribution.............................   6
Legal Matters....................................   7
Experts..........................................   7
Certain Forward-Looking Statements...............   7

=====================================================


================================================================================


                                 155,540 SHARES



                               RTI INTERNATIONAL

                                  METALS, INC.

                                  COMMON STOCK

                                ----------------

                                   PROSPECTUS

                                ----------------


                                 MARCH 3, 1999

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses Of Issuance And Distribution

          Estimated expenses of the Registrant in connection with the issuance and distribution of the Registrant's Common Stock are as follows:

     Securities and Exchange Commission
      registration fee                                            $   482.89
     Transfer Agent and Registrar Fees                            $ 1,000.00
     Accounting fees and expenses                                 $ 5,000.00
     Printing                                                     $ 3,500.00
     Legal fees and expenses                                      $10,000.00
     Listing Fees                                                 $        0
     Other                                                        $ 3,000.00
                                                                  ==========
          Total Expenses                                          $22,982.89

     No expenses are to be borne by the Selling Shareholders.

Item 15.  Indemnification Of Directors And Officers

          The Company's Code of Regulations effectively provide that the Company, to the full extent permitted by Section 1701.13 of the Ohio Revised Code, as amended from time to time ("Section 1701.13"), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto.

          Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute.

          The Company maintains insurance against liabilities under the Securities Act of 1933 (the "Securities Act") for the benefit of its officers and directors.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

          The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

   Number                                 Description
   ------                                 -----------
         4.1  RTI International Metal's amended and restated Articles of Incorporation
         4.2  RTI International Metal's Code of Regulations
         5.1  Opinion of Dawne S. Hickton, Esq., as to the legality of the Common Stock
        23.1  Consent of Dawne S. Hickton, Esq. (included in Exhibit 5.1)
        23.2  Consent of PricewaterhouseCoopers LLP
        24.1  Power of Attorney

Item 17.  Undertakings

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Ohio, on February 25, 1999.


                                    RTI INTERNATIONAL METALS, INC.
                                    (Registrant)


                                    By: /s/ Timothy G. Rupert
                                        --------------------------------
                                        Timothy G. Rupert
                                        Executive Vice President and
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 1, 1999:

TIMOTHY G. RUPERT, Director and Executive Vice-President and Chief Financial Officer (Principal Executive Officer); JOHN H. ODLE, Director and Executive Vice President; CRAIG R. ANDERSON, Director; NEIL A. ARMSTRONG, Director; DANIEL I. BOOKER, Director; RONALD L. GALLATIN, Director; CHARLES C. GEDEON, Director; ROBERT M. HERNANDEZ, Director and Chairman of the Board; WESLEY W. von SCHACK, Director.


                                    By  /s/ Dawne S. Hickton
                                        --------------------------------
                                        Dawne S. Hickton
                                        Attorney-in-Fact

                                 EXHIBIT INDEX

Number                        Description                                 Method of Filing
    4.1      RTI International Metal's amended and          Previously filed as Exhibit 3.1 to Form 8-K
             restated Articles of Incorporation             (1-14437) and incorporated herein by
                                                            reference
    4.2      RTI International Metal's Code of Regulations  Previously filed as Exhibit 3.3 to
                                                            Registration Statement on Form S-4
                                                            (333-61935) and incorporated herein by
                                                            reference
    5.1      Opinion of Dawne S. Hickton, Esq., as to the   Filed herewith
             legality of the Common Stock
   23.1      Consent of Dawne S. Hickton, Esq. (included    Filed herewith
             in Exhibit 5.1)
   23.2      Consent of PricewaterhouseCoopers LLP          Filed herewith
   24.1      Power of Attorney                              Filed herewith